AMENDMENT 4 TO JOINT EXPLORATION AGREEMENT

This Fourth Amendment (“Fourth Amendment”) to that certain Joint Exploration Agreement (“JEA”) dated March 30, 2008 by and between MorMeg, LLC, a Kansas limited liability company, referred to herein as “MorMeg,” and EnerJex Resources, Inc., a Nevada corporation, referred to herein as ”EnerJex” is effective as of July 14, 2009. MorMeg and EnerJex are jointly referred to herein as “the parties”.

Recitals

A.          Pursuant to Section C and D1 of the JEA, EnerJex was to provide $4,000,000 in funding toward the development of Black Oaks (the “Minimum Funding”);

B.           Pursuant to Section D.5. of the JEA, following the Minimum Funding, EnerJex was required to, within a reasonable length of time, secure and contribute additional funding so as not to cause more than thirty (30) days delay of project activities due to lack of funding to develop Black Oaks;

C.           Pursuant to Section D.6, of the JEA, as amended, EnerJex was granted a nine (9) month option to elect to participate in the Nickel Town prospect;

D.           On or about July 3, 2008, EnerJex entered a new three-year $50 million senior secured credit facility with Texas Capital Bank, N. A. (the “Credit Facility”); and

E.           MorMeg and EnerJex desire to amend the JEA.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.	Section D5 of the JEA is hereby amended and restated in its entirety as follows:

5.  Notwithstanding anything to the contrary herein or elsewhere, EnerJex will have until December 31, 2009 (the “Additional Capital Deadline”) to contribute additional capital towards the development of Black Oaks, and within a reasonable length of time thereafter, secure and contribute additional funding so as not to cause more than thirty (30) days delay of project activities due to lack of funding to complete the project. In the event EnerJex is not successful in obtaining additional funding, or all funding, to complete the Black Oaks development described in Section 6, MorMeg may cancel and declare the JEA of no force and effect from the point of cancellation forward. In the event of cancellation of the JEA by MorMeg, the following procedure and formula will be used to distribute the ownership and pay the debts of the project.

A.
The project revenues from whatever source will be used to repay all debt associated with the project, including without limitation any loan or debt incurred by EnerJex to obtain funding for the Black Oaks Project.

B.
When the project debt is paid, the working interest of the individual leases within the Black Oaks block will be assigned to EnerJex in the undivided interest that the total EnerJex investment bears to the total of that investment plus the pre-project commencement value stated in paragraph 2 of the Recitals, with the remaining undivided interest (which shall not be a carried interest) being assigned to MorMeg. The parties agree to reassign working interest if necessary to redistribute the working interest according to the above formula.

2.	Section D.6 of the JEA is hereby amended and restated in its entirety as follows:

6. It is agreed that all the joint exploration activities and resources will be dedicated to the Black Oaks project until the completion of all activities in Exhibit “B.”

3.
Any provision of the JEA, or its amendments expressly granting EnerJex an option to participate in the Nickel Town prospect is hereby deleted, and any reference to any option regarding the Nickel Town leases is of no force or effect by mutual agreement of the parties.

4.	In the event of a conflict between this Fourth Amendment and the JEA and any amendments thereto, this Fourth Amendment shall prevail to the extent of such conflict.

5.	This Fourth Amendment shall be of no force and effect upon a material default by EnerJex under the Credit Facility.

6.
Other than as specifically provided in this Fourth Amendment, all other provisions of the JEA shall remain in full force and effect.  This Fourth Amendment constituting the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

7.	Any capitalized terms not defined herein have the meaning set forth in the JEA.

8.
This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and the parties hereto may execute this Fourth Amendment by signing any such counterpart.

9.
The parties hereby agree to take or cause to be taken such action, and to do and perform all such other acts and things as are necessary, advisable or appropriate to carry out the intent and terms of this Fourth Amendment

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first above written.

MorMeg:

MORMEG, LLC, a Kansas limited liability company

By:	/s/ Mark Haas
Name: Mark Haas
Title: Managing Member

EnerJex:

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ C. Stephen Cochennet
Name: C. Stephen Cochennet
Title: Chief Executive Officer